As filed with the Securities and Exchange Commission on April 29, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARRIZO OIL & GAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	76-0415919
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 1500

Houston, Texas 77002

(713) 328-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald A. Morton

General Counsel and

Vice President – Business Development

Carrizo Oil & Gas, Inc.

1000 Louisiana Street, Suite 1500

Houston, Texas 77002

(713) 328-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gene J. Oshman

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Exact Name of Additional Registrants as Specified in Their Respective Charters*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Bandelier Pipeline Holding, LLC	Delaware	27-0629697
Carrizo (Marcellus) LLC	Delaware	26-3529055
Carrizo (Marcellus) WV LLC	Delaware	27-3279601
Carrizo Marcellus Holding Inc.	Delaware	26-3528920
CCBM, Inc.	Delaware	76-0685601
Chama Pipeline Holding LLC	Delaware	26-3633311
CLLR, Inc.	Delaware	20-5154104
Hondo Pipeline, Inc.	Delaware	26-1309563
Mescalero Pipeline, LLC	Delaware	27-0638159

*	The address and telephone number of each additional registrant’s principal executive office is 1000 Louisiana Street, Suite 1500, Houston, Texas 77002, Telephone (713) 328-1000.

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)(3)
Debt Securities	—
Common Stock, par value $0.01 per share	—
Preferred Stock, par value $0.01 per share	—
Warrants	—
Guarantees of Debt Securities(4)	—
Total	—

(1)	There is being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and guarantees of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or with other securities registered hereunder.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this Registration Statement.
(3)	Pursuant to Rule 416, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or applicable antidilution provisions.
(4)	Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo Marcellus Holding Inc., CCBM, Inc., Chama Pipeline Holding LLC, CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC may fully and unconditionally guarantee any series of debt securities of Carrizo Oil & Gas, Inc. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

Prospectus

Carrizo Oil & Gas, Inc.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

We may offer from time to time senior debt securities, subordinated debt securities, common stock, preferred stock or warrants. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings. We will provide the specific terms of the securities in supplements to this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRZO.”

You should consider carefully the risk factors beginning on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2011.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus, and the selling shareholders may offer common stock, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus and the prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus and the prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

Carrizo Oil & Gas, Inc.

In this prospectus and any prospectus supplement, unless indicated otherwise, references to “Carrizo,” the “Company,” “we” and “us” refer to Carrizo Oil & Gas, Inc. and its subsidiaries.

Our Company

Carrizo Oil & Gas, Inc. is a Houston-based independent energy company which, together with its subsidiaries, is actively engaged in the exploration, development, and production of oil and gas in the United States and United Kingdom. Our current operations are principally focused in proven, producing oil and gas plays primarily in the Barnett Shale in North Texas, the Marcellus Shale in Appalachia, the Eagle Ford Shale in South Texas, the Niobrara Formation in the Denver-Julesberg Basin in Colorado and the UK North Sea where our Huntington field discovery is currently under development. We control significant prospective acreage blocks and utilize advanced drilling and completion technology along with sophisticated 3-D seismic techniques to identify potential oil and gas drilling opportunities and to optimize reserve recovery.

Corporate Information

Our principal executive offices are located at 1000 Louisiana Street, Suite 1500, Houston, Texas 77002, and our telephone number at that location is (713) 328-1000. Information contained on our website, http://www.crzo.net, is not part of this prospectus.

Risk Factors

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus or any prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Risks Related to Our Common Stock

The market price of our common stock is volatile.

The trading price of our common stock and the price at which we may sell common stock in the future are subject to large fluctuations in response to any of the following:

•	limited trading volume in our common stock;

•	quarterly variations in operating results;

•	our involvement in litigation;

•	general financial market conditions;

•	the prices of oil and gas;

•	announcements by us and our competitors;

•	our liquidity;

•	our ability to raise additional funds;

•	changes in government regulations; and

•	other events.

We do not anticipate paying dividends on our common stock in the near future.

We have not paid any dividends on our common stock in the past and do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business, including exploration, development and acquisition activities. Any future dividend payments will be restricted by the terms of our credit facility.

Certain anti-takeover provisions may affect your rights as a shareholder.

Our articles of incorporation authorize our board of directors to set the terms of and issue preferred stock without shareholder approval. Our board of directors could use the preferred stock as a means to delay, defer or prevent a takeover attempt that a shareholder might consider to be in our best interest. In addition, our credit facility contains terms that may restrict our ability to enter into change of control transactions, including requirements to repay borrowings under our credit facility on a change in control. These provisions, along with specified provisions of the Texas Business Organizations Code and our articles of incorporation and bylaws, may discourage or impede transactions involving actual or potential changes in our control, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of our common stock.

Sales of substantial amounts of shares of our common stock could cause the price of our common stock to decrease.

This prospectus covers the issuance and sale by us of a substantial number of shares of our common stock. Our stock price may decrease due to the additional amount of shares available in the market as a result of sales under this prospectus.

Risks Related to Our Debt Securities

A holder’s right to receive payments on the debt securities is effectively subordinate to the rights of our existing and future secured creditors. Further, the guarantees of senior debt securities by the subsidiary guarantors are effectively subordinated to the subsidiary guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the subsidiary guarantors will have claims that are prior to the claims of holders of senior debt securities to the extent of the value of the assets securing that other indebtedness. Notably, we are party to a senior credit facility, which is secured by liens on substantially all of our assets and guaranteed by our subsidiaries Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo Marcellus Holding Inc., CCBM, Inc., Chama Pipeline Holding LLC, CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC. The senior debt securities will be effectively subordinated to that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior debt securities, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior debt securities. As a result, holders of senior debt securities may receive less, ratably, than holders of secured indebtedness.

Holders of debt securities may be structurally subordinated to the creditors of our subsidiaries.

Most of our interests are held through our wholly-owned subsidiaries. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we use to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that our subsidiaries do not guarantee such debt securities. The debt securities will be obligations exclusively of the Company and not of its subsidiaries, except to the extent such debt securities are guaranteed by one or more of our subsidiaries.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our subsidiaries is not a guarantor of the debt securities and declares bankruptcy, liquidates or reorganizes.

If any of our subsidiaries is not a guarantor of the debt securities and declares bankruptcy, liquidates or reorganizes, holders of such subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Changes in our credit ratings or the debt markets may adversely affect the market price of our debt securities.

The market price for our debt securities will depend on a number of factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	the market price of our common stock;

•	our financial condition, operating performance and future prospects; and

•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of our debt securities. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the market price of our debt securities.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of our debt securities from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay our debt securities may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Our ability to obtain cash from our subsidiaries to make payments on our debt securities may be limited.

Most of our interests are conducted through our wholly-owned subsidiaries. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we use to pay our debt service obligations.

We may incur additional debt ranking equal to the debt securities.

If we incur additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency liquidation, reorganization, dissolution and other winding-up of us. This may have the effect of reducing the amount of proceeds paid to holders of debt securities.

Forward-Looking Statements

This prospectus, including the documents incorporated by reference in this prospectus, contains statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding:

•	our growth strategies;

•	our ability to explore for and develop natural gas and oil resources successfully and economically;

•	our estimates of the timing and number of wells we expect to drill and other exploration activities;

•	our estimates regarding timing and levels of production;

•	anticipated trends in our business;

•	the effects of competition on us;

•	our future results of operations;

•	our liquidity and our ability to finance our exploration and development activities;

•	our capital expenditure plan;

•	plans regarding our North Sea assets;

•	future market conditions in the oil and gas industry;

•	our ability to make, integrate and develop acquisitions; and

•	the impact of governmental regulation, taxes, market changes and world events.

You generally can identify our forward-looking statements by the words “anticipate,” “believe,” budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” or other similar words. Such statements involve risks and uncertainties, including, but not limited to, those relating to the worldwide economic downturn, availability of financing, our dependence on our exploratory drilling activities, the volatility of and changes in oil and gas prices, the need to replace reserves depleted by production, operating risks of oil and gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, results, delays and uncertainties that may be encountered in drilling, development or production, interpretations and impact of new oil and gas reserve estimation and disclosure requirements, activities and approvals of our partners and parties with whom we have alliances, technological changes, capital requirements, borrowing base determinations and availability under our senior credit facility, evaluations of the Company by lenders under our senior credit facility, the potential impact of government regulations, including current and proposed legislation and regulations related to hydraulic fracturing, air emissions and climate change, regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, availability of equipment, actions by our midstream and other industry partners, weather, availability of financing, actions by lenders, our ability to obtain permits and licenses, the results of audits and assessments, the failure to obtain certain bank and lease consents, the existence of title defects, delays, costs and difficulties relating to our joint ventures, actions by joint venture partners, results of exploration activities and other factors detailed in this prospectus and our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” and in other sections of this prospectus and described under “Risk Factors” and elsewhere in the documents that we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update any forward-looking statement.

Use of Proceeds

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	repayment or refinancing of debt,

•	acquisitions,

•	working capital,

•	capital expenditures, and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

Ratio of Earnings to Fixed Charges and Earnings to

Combined Fixed Charges and Preferred Stock Dividends

The following table presents our historical ratio of earnings to fixed charges and historical ratio of earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2010.

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	0.89x	—	—	1.47x	1.94x

Ratio of Earnings to Combined Fixed
Charges and Preferred Stock
Dividends	0.89x	—	—	1.47x	1.94x

For purposes of this table, “earnings” consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. “Fixed charges” consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

For the years ended December 31, 2009 and 2008, earnings were insufficient to cover fixed charges by $298.3 million and $54.5 million, respectively, due to non-cash impairment charges of $338.9 million and $178.5 million, respectively.

Description of Debt Securities

Our debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under an indenture dated as of May 28, 2008, as amended or supplemented from time to time, among us, our subsidiaries Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo Marcellus Holding Inc., CCBM, Inc., Chama Pipeline Holding LLC, CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as trustee. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under one or more separate indentures between us, the Subsidiary Guarantors, if applicable, and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indenture and the subordinated indentures collectively as the indentures. The senior indenture and the subordinated indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “us” or “we” mean Carrizo Oil & Gas, Inc. only.

Provisions Applicable to Each Indenture

General. The indentures do not limit the amount of debt securities that may be issued under each indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

As of December 31, 2010, we had approximately $93.5 million of secured indebtedness, consisting of borrowings outstanding under our credit facility at the time, and $473.8 million of senior unsecured debt securities outstanding under the senior indenture, comprised of our 4.375% Senior Convertible Notes due 2028 (our “Convertible Notes”) and our 8.625% Senior Notes due 2018 (our “Senior Notes”). The Subsidiary Guarantors guaranteed our senior secured revolving credit facility and our Senior Notes. In addition, subsequent to December 31, 2010, our subsidiary Carrizo UK Huntington Ltd. was the borrower under our Huntington Field project development credit facility.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of, and any premium on, the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether debt securities are entitled to a guarantee of any Subsidiary Guarantors;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets. We and the Subsidiary Guarantors may not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

if we or the Subsidiary Guarantor, as the case may be, are not the continuing entity, the resulting entity or transferee assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which we are not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving us, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, we will be released from the applicable indenture.

Events of Default. Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of each series of debt securities issued under that indenture that are affected by that failure;

•

specified events involving bankruptcy, insolvency or reorganization of Carrizo Oil & Gas, Inc. or any Subsidiary Guarantor, if it is a guarantor with respect to that series of debt securities and it is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act;

•	specified events involving the guarantees; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:

•

with respect to debt securities of a series, the conducting of any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•

with respect to all debt securities issued under the applicable indenture that are affected, the conducting of any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of each series issued under that indenture that are affected by the amendment or supplement consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•

reduce the principal of, any premium on or any mandatory sinking bond payment with respect to, or change the stated maturity of, the debt security, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of our obligations under the indenture by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•

to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of that series issued in any material respect; and

•

to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we and any Subsidiary Guarantors will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we and any Subsidiary Guarantors will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities and, if applicable, a Subsidiary Guarantor’s guarantee of the payments, will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures, the debt securities and the guarantees.

Trustee. Wells Fargo Bank, National Association, acts as trustee under the senior indenture. Unless we inform you otherwise in a prospectus supplement, Wells Fargo Bank, National Association, will act as trustee with respect to the senior debt securities described in such prospectus supplement. We will name the trustee under a subordinated indenture in the prospectus supplement.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes our creditor or, if applicable, a creditor of any Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us or, if applicable, any Subsidiary Guarantor. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent. Unless we inform you otherwise in the prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in the prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices. Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities. We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as defined below. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, or any premium or interest on, the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of ours, unless the debt states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

Guarantee

The Subsidiary Guarantors may fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities issued by us when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the applicable Subsidiary Guarantor to enforce the guarantee without first proceeding against us. If senior debt securities are so guaranteed, the guarantee will rank equally with all of the Subsidiary Guarantor’s other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantor. If subordinated debt securities are so guaranteed, the guarantee will be subordinated to all of the Subsidiary Guarantor’s other unsecured and unsubordinated debt from time to time outstanding.

The obligations of any Subsidiary Guarantor under the guarantee will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to any other contingent and fixed liabilities of the Subsidiary Guarantor.

The guarantee may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described above in “—Defeasance,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, any Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities.

Description of Capital Stock

The description of our capital stock contained herein is a summary and is not intended to be complete. For a complete description of our capital stock, please read our amended and restated articles of incorporation and our amended and restated bylaws, which have been filed with the SEC.

General

Our authorized capital stock consists of (1) 90,000,000 shares of common stock, par value $0.01 per share, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share. 38,921,709 shares of our common stock and no shares of preferred stock were outstanding as of March 31, 2011.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters on which such shareholders are permitted to vote. The holders of our common stock have no preemptive rights to purchase or subscribe for our securities, and our common stock is not convertible or subject to redemption by us.

Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of our common stock are entitled to dividends in such amounts as may be declared by our board of directors from time to time out of funds legally available for such payments and, if we are liquidated, dissolved or wound up, to a ratable share of any distribution to shareholders, after satisfaction of all our liabilities and the prior rights of any outstanding class of our preferred stock.

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRZO.”

Preferred Stock

Our board of directors has the authority, without shareholder approval, to issue shares of preferred stock in one or more series, and to fix the number of shares and terms of each such series. We have no present plan to issue shares of preferred stock.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of ours or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of the Company. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our shareholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of the stock. Our board of directors does not presently intend to seek shareholder approval prior to any issuance of currently authorized stock unless otherwise required by law or the rules of the NASDAQ Stock Market.

Special Meetings

Our articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, our president, a majority of our board of directors or by shareholders holding not less than 50% of our outstanding voting stock.

Voting

Our common stock does not have cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors, subject to any voting rights of a specific class or series of stock.

Our articles of incorporation or Texas law requires the affirmative vote of holders of:

•

66 2/3% of the outstanding shares entitled to vote on the matter to approve mergers, consolidations, share exchanges, liquidations, terminations or dispositions of all or substantially all of our assets to the extent, for each of the foregoing transactions, that a shareholder vote is required under Texas law; and

•	a majority of the outstanding shares entitled to vote on the matter to approve any amendment to our articles of incorporation for which a shareholder vote is required.

The foregoing vote requirements are subject to the rights any class or series may have to separately vote on such matters as a class or series.

Our bylaws provide that shareholders who wish to nominate directors or to bring business before a shareholders’ meeting must notify us and provide pertinent information at least 80 days before the meeting date, or within 10 days after public announcement pursuant to our bylaws of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance.

Our articles of incorporation and bylaws provide that no director may be removed from office except for cause and upon the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of our directors. The following events constitute “cause”:

•	the director has been convicted, or is granted immunity to testify where another has been convicted, of a felony;

•

the director has been found by a court or by the affirmative vote of a majority of the total number of authorized directors (whether or not any vacancies exist) to be grossly negligent or guilty of willful misconduct in the performance of duties to us;

•	the director is adjudicated mentally incompetent; or

•

the director has been found by a court or by the affirmative vote of a majority of the total number of authorized directors (whether or not any vacancies exist) to have breached his duty of loyalty to us or our shareholders or to have engaged in a transaction with us from which the director derived an improper personal benefit.

Texas Anti-Takeover Law

We are subject to Subchapter M (the “Business Combination Law”) of the Texas Business Organizations Code. In general, the Business Combination Law prevents an “affiliated shareholder” or its affiliates or associates from entering into or engaging in a “business combination” with an “issuing public corporation” during the three-year period immediately following the affiliated shareholder’s acquisition of shares unless:

•

before the date the person became an affiliated shareholder, the board of directors of the issuing public corporation approved the business combination or the acquisition of shares made by the affiliated shareholder; or

•

not less than six months after the date the person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation’s outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates.

For the purposes of the Business Combination Law, an “affiliated shareholder” is defined generally as a person who is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation’s outstanding voting shares. A “business combination” is defined generally to include:

•	mergers or share exchanges;

•

dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock representing 10% or more of the earning power or net income of the corporation;

•	certain issuances or transactions by the corporation that would increase the affiliated shareholder’s number of shares of the corporation;

•	certain liquidations or dissolutions; and

•	the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder of the corporation.

An “issuing public corporation” is defined generally as a Texas corporation with 100 or more shareholders, any voting shares registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any voting shares qualified for trading in a national market system.

The Business Combination Law does not apply to a business combination of an issuing public corporation that elects not to be governed thereby through either its original articles of incorporation or bylaws or by an amendment thereof. Our articles of incorporation and bylaws do not so provide, nor do we currently intend to make any such amendments.

The Business Combination Law may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

In discharging the duties of a director under Texas law, a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and our shareholders, including the possibility that those interests may be best served by our continued independence.

Limitation of Director Liability and Indemnification Arrangements

Our articles of incorporation contain a provision that limits the liability of our directors as permitted by the Texas Business Organizations Code. The provision eliminates the personal liability of a director to us and our shareholders for monetary damages for an act or omission in the director’s capacity as a director. The provision does not change the liability of a director for breach of his duty of loyalty to us or to our shareholders, for an act or omission not in good faith that involves intentional misconduct or a knowing violation of law, for an act or omission for which the liability of a director is expressly provided for by an applicable statute, or in respect of any transaction from which a director received an improper personal benefit. Pursuant to our articles of incorporation, the liability of directors will be further limited or eliminated without action by shareholders if Texas law is amended to further limit or eliminate the personal liability of directors.

Our bylaws provide for the indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Organizations Code. We have also entered into indemnification agreements with each of our directors and some of our officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. In addition, we have purchased directors’ and officers’ liability insurance policies for our directors and officers in the future. Our bylaws and these agreements with directors and officers provide for indemnification for amounts:

•	in respect of the deductibles for these insurance policies;

•	that exceed the liability limits of our insurance policies; and

•

that are available, were available or become available to us or are generally available to companies comparable to us but which our officers or directors determine is inadvisable for us to purchase, given the cost.

Such indemnification may be made even though our directors and officers would not otherwise be entitled to indemnification under other provisions of our bylaws or these agreements.

Description of Warrants

We may issue warrants to purchase debt securities, common stock, preferred stock, rights or other securities of the Company or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Selling Shareholders

We may register shares of common stock covered by this prospectus for re-offers and resales by selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling shareholder(s).

Plan of Distribution

We and the selling shareholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information, to the extent applicable to the offering covered by the prospectus supplement:

•	the terms of the offering;

•	the names of any underwriters or agents, and the respective amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the name or names of any selling shareholder(s);

•

the purchase price of the securities from us or the selling shareholders and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling shareholders from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling shareholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling shareholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us or the selling shareholders to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling shareholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We, the selling shareholders or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We or the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or the selling shareholders or perform services for us or the selling shareholders in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

We cannot assure you that the selling shareholders will sell all or any part of the securities to be listed under “Selling Shareholders” in the applicable prospectus supplement.

Legal Matters

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the prospectus supplement.

Experts

The consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2008 and for the year then ended, included and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, to the extent indicated in their report thereon also included and incorporated by reference herein.

The letter reports of LaRoche Petroleum Consultants, Ltd., Ryder Scott Company and Fairchild & Wells, Inc., each independent consulting petroleum engineers, and information with respect to our oil and gas reserves derived from such reports, have been incorporated by reference into this prospectus upon the authority of each such firm as experts with respect to such matters covered in such reports and in giving such reports.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any other documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov and our website at http://www.crzo.net. Copies of these reports, proxy statements and other information concerning us can also be inspected at the offices of the NASDAQ Stock Market LLC, which are located at 1735 K Street N.W., Washington, D.C. 20006. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus or the prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of or incorporated by reference into the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the prospectus supplement or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of this registration statement and until the termination of offerings under this prospectus, in each case excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:

•	our annual report on Form 10-K for the year ended December 31, 2010;

•	our current reports on Form 8-K filed on February 2, 2011, March 31, 2011, and April 29, 2011; and

•	the description of our common stock in Exhibit 99.1 to our Current Report on Form 8-K filed on December 9, 2010, as we may update that description from time to time.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Carrizo Oil & Gas, Inc.

Attention: Investor Relations

1000 Louisiana Street, Suite 1500

Houston, Texas 77002

(713) 328-1000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

All expenses in connection with the offering described in this registration statement will be paid by us. Such expenses are estimated as follows:

SEC registration fee	$	*
Printing expenses		50,000
Accounting and engineers’ fees and expenses		10,000
Legal fees and expenses		35,000
Trustee and transfer agent fees and expenses		20,000
Rating agency fees and expenses		225,000
Miscellaneous		60,000

Total		$400,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15. Indemnification of Directors and Officers.

Limitation of Director Liability and Indemnification Arrangements

Texas Corporations. Our articles of incorporation contain a provision that limits the liability of our directors as permitted by the Texas Business Organizations Code. The provision eliminates the personal liability of a director to us and our shareholders for monetary damages for an act or omission in the director’s capacity as a director. The provision does not change the liability of a director for breach of his duty of loyalty to us or to our shareholders, for an act or omission not in good faith that involves intentional misconduct or a knowing violation of law, for an act or omission for which the liability of a director is expressly provided for by an applicable statute, or in respect of any transaction from which a director received an improper personal benefit. Pursuant to our articles of incorporation, the liability of directors will be further limited or eliminated without action by shareholders if Texas law is amended to further limit or eliminate the personal liability of directors.

Our bylaws provide for the indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Organizations Code. We have also entered into indemnification agreements with each of our directors and some of our officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

In addition, we have purchased directors’ and officers’ liability insurance policies for our directors and officers. Our bylaws and these agreements with directors and officers provide for indemnification for amounts:

•	in respect of the deductibles for these insurance policies;

•	that exceed the liability limits of our insurance policies; and

•

that are available, were available or become available to us or which are generally available to companies comparable to us but which our officers or directors determine is inadvisable for us to purchase, given the cost involved.

Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of our bylaws or these agreements.

Delaware Corporations. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.

The certificate of incorporation and bylaws of each of Carrizo Marcellus Holding Inc., CCBM, Inc., CLLR, Inc. and Hondo Pipeline, Inc. each authorize indemnification of such entity’s officers and directors to the full extent permitted by law.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

Delaware Limited Liability Companies. The limited liability company agreements of each of Bandelier Pipeline Holding, LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Chama Pipeline Holding LLC and Mescalero Pipeline, LLC provide that their respective members, officers and directors will be indemnified to the fullest extent that would be permitted by the DGCL as if each such entity were a corporation governed by the DGCL.

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1**	— Underwriting Agreement.

†3.1	— Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

†3.2

—     Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on 8-K filed on June 25, 2008).

†3.3	— Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

†4.1	— Form of certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-29187)).

†4.2	— Certificate of Formation of Bandelier Pipeline Holding, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.3

—     Amended and Restated Limited Liability Company Agreement of Bandelier Pipeline Holding, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.4	— Certificate of Formation of Carrizo (Marcellus) LLC (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.5	— Limited Liability Company Agreement of Carrizo (Marcellus) LLC (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.6	— Certificate of Formation of Carrizo (Marcellus) WV LLC (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.7	— Limited Liability Company Agreement of Carrizo (Marcellus) WV LLC (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.8	— Certificate of Incorporation of Carrizo Marcellus Holding Inc. (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.9	— Bylaws of Carrizo Marcellus Holding Inc. (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.10	— Certificate of Incorporation of CCBM, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 333-128215)).

†4.11	— Bylaws of CCBM, Inc. (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (Registration No. 333-128215)).

†4.12	— Certificate of Formation of Chama Pipeline Holding LLC (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

EXHIBIT NUMBER	DESCRIPTION
†4.13	— Limited Liability Company Agreement of Chama Pipeline Holding LLC (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.14

—     Certificate of Incorporation of CLLR, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.15	— Bylaws of CLLR, Inc. (incorporated by reference to Exhibit 4.7 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.16

—     Certificate of Incorporation of Hondo Pipeline, Inc. (incorporated by reference to Exhibit 4.10 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.17

—     Bylaws of Hondo Pipeline, Inc. (incorporated by reference to Exhibit 4.11 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.18	— Certificate of Formation of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.19

—     Certificate of Amendment to the Certificate of Formation of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.20

—     Amended and Restated Limited Liability Company Agreement of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.21

—     Indenture among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee, dated May 28, 2008 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 28, 2008).

†4.22

—     First Supplemental Indenture dated May 28, 2008 between Carrizo Oil & Gas, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 28, 2008).

†4.23

—     Second Supplemental Indenture dated May 14, 2009 among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.24

—     Third Supplemental Indenture effective as of October 19, 2009 among Carrizo Oil & Gas, Inc., Pecos Pipeline LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.19 to the Company’s Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.25

—     Fourth Supplemental Indenture dated November 2, 2010 among Carrizo Oil & Gas, Inc. the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

EXHIBIT NUMBER	DESCRIPTION
†4.26

—     Fifth Supplemental Indenture dated November 2, 2010 among Carrizo Oil & Gas, Inc. the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

†4.27

—     Registration Rights Agreement, dated November 2, 2010, among Carrizo Oil & Gas, Inc., the Guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

4.28*	— Form of Indenture relating to subordinated debt securities of the Company.

5.1*	— Opinion of Baker Botts L.L.P.

12.1*	— Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2010.

23.1*	— Consent of KPMG LLP.

23.2*	— Consent of Pannell Kerr Forster of Texas, P.C.

23.3*	— Consent of Ryder Scott Company Petroleum Engineers.

23.4*	— Consent of Fairchild & Wells, Inc.

23.5*	— Consent of LaRoche Petroleum Consultants, Ltd.

23.6*	— Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	— Powers of Attorney (included on signature pages).

25.1*	— Form T-1 Statement of Eligibility of Trustee with respect to the Senior Indenture.

25.2*	— Form T-1 Statement of Eligibility of Trustee with respect to the Subordinated Indenture.

†	Incorporated by reference as indicated.
*	Filed herewith.
**	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee with respect to the Subordinated Indenture or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 29, 2011.

CARRIZO OIL & GAS, INC.

BANDELIER PIPELINE HOLDING, LLC

CARRIZO (MARCELLUS) LLC

CARRIZO (MARCELLUS) WV LLC

CARRIZO MARCELLUS HOLDING INC.

CCBM, INC.

CHAMA PIPELINE HOLDING LLC

CLLR, INC.

HONDO PIPELINE, INC.

MESCALERO PIPELINE, LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO OIL & GAS, INC.

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial Officer)

/s/ David L. Pitts (David L. Pitts)	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Steven A. Webster (Steven A. Webster)	Chairman

/s/ Thomas L. Carter, Jr. (Thomas L. Carter, Jr.)	Director

/s/ F. Gardner Parker (F. Gardner Parker)	Director

/s/ Roger A. Ramsey (Roger A. Ramsey)	Director

/s/ Frank A. Wojtek (Frank A. Wojtek)	Director

BANDELIER PIPELINE HOLDING, LLC

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

CARRIZO (MARCELLUS) LLC

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

/s/ David L. Pitts (David L. Pitts)	Chief Accounting Officer (Principal Accounting Officer)

CARRIZO (MARCELLUS) WV LLC

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

/s/ David L. Pitts (David L. Pitts)	Chief Accounting Officer (Principal Accounting Officer)

CARRIZO MARCELLUS HOLDING INC.

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

/s/ David L. Pitts (David L. Pitts)	Chief Accounting Officer (Principal Accounting Officer)

CCBM, INC.

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

CHAMA PIPELINE HOLDING LLC

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

CLLR, INC.

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

HONDO PIPELINE, INC.

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

MESCALERO PIPELINE, LLC

Each person whose signature appears below appoints Paul F. Boling, S.P. Johnson IV, David L. Pitts and Gerald A. Morton and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys in fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 29, 2011.

SIGNATURE	TITLE

/s/ S.P. Johnson IV (S.P. Johnson IV)	President and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Gerald A. Morton (Gerald A. Morton)	Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1**	— Underwriting Agreement.

†3.1	— Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

†3.2

—     Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on 8-K filed on June 25, 2008).

†3.3	— Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

†4.1	— Form of certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-29187)).

†4.2	— Certificate of Formation of Bandelier Pipeline Holding, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.3

—     Amended and Restated Limited Liability Company Agreement of Bandelier Pipeline Holding, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.4	— Certificate of Formation of Carrizo (Marcellus) LLC (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.5	— Limited Liability Company Agreement of Carrizo (Marcellus) LLC (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.6	— Certificate of Formation of Carrizo (Marcellus) WV LLC (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.7	— Limited Liability Company Agreement of Carrizo (Marcellus) WV LLC (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.8	— Certificate of Incorporation of Carrizo Marcellus Holding Inc. (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.9	— Bylaws of Carrizo Marcellus Holding Inc. (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.10	— Certificate of Incorporation of CCBM, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 333-128215)).

†4.11	— Bylaws of CCBM, Inc. (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (Registration No. 333-128215)).

†4.12	— Certificate of Formation of Chama Pipeline Holding LLC (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

E-1

EXHIBIT NUMBER	DESCRIPTION
†4.13	— Limited Liability Company Agreement of Chama Pipeline Holding LLC (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.14

—     Certificate of Incorporation of CLLR, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.15	— Bylaws of CLLR, Inc. (incorporated by reference to Exhibit 4.7 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.16

—     Certificate of Incorporation of Hondo Pipeline, Inc. (incorporated by reference to Exhibit 4.10 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.17

—     Bylaws of Hondo Pipeline, Inc. (incorporated by reference to Exhibit 4.11 to the Company’s Post-Effective Amendment to the Company’s Registration Statement on Form S-3 (Registration No. 333-142346)).

†4.18	— Certificate of Formation of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.19

—     Certificate of Amendment to the Certificate of Formation of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.20

—     Amended and Restated Limited Liability Company Agreement of Mescalero Pipeline, LLC (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (Registration No. 333-173812)).

†4.21

—     Indenture among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee, dated May 28, 2008 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 28, 2008).

†4.22

—     First Supplemental Indenture dated May 28, 2008 between Carrizo Oil & Gas, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 28, 2008).

†4.23

—     Second Supplemental Indenture dated May 14, 2009 among Carrizo Oil & Gas, Inc., the subsidiaries named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.24

—     Third Supplemental Indenture effective as of October 19, 2009 among Carrizo Oil & Gas, Inc., Pecos Pipeline LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.19 to the Company’s Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-159237)).

†4.25

—     Fourth Supplemental Indenture dated November 2, 2010 among Carrizo Oil & Gas, Inc. the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

E-2

EXHIBIT NUMBER	DESCRIPTION
†4.26

—     Fifth Supplemental Indenture dated November 2, 2010 among Carrizo Oil & Gas, Inc. the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

†4.27

—     Registration Rights Agreement, dated November 2, 2010, among Carrizo Oil & Gas, Inc., the Guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 2, 2010).

4.28*	— Form of Indenture relating to subordinated debt securities of the Company.

5.1*	— Opinion of Baker Botts L.L.P.

12.1*	— Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2010.

23.1*	— Consent of KPMG LLP.

23.2*	— Consent of Pannell Kerr Forster of Texas, P.C.

23.3*	— Consent of Ryder Scott Company Petroleum Engineers.

23.4*	— Consent of Fairchild & Wells, Inc.

23.5*	— Consent of LaRoche Petroleum Consultants, Ltd.

23.6*	— Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	— Powers of Attorney (included on signature pages).

25.1*	— Form T-1 Statement of Eligibility of Trustee with respect to the Senior Indenture.

25.2*	— Form T-1 Statement of Eligibility of Trustee with respect to the Subordinated Indenture.

†	Incorporated by reference as indicated.
*	Filed herewith.
**	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee with respect to the Subordinated Indenture or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

E-3